UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2025
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

200 Parker Dr., Suite C100A, Austin, Texas 78728
(Address of principal executive offices, including zip code)

(408)-941-7100
Registrant’s telephone number, including area code
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVNW	NASDAQ Stock Market LLC

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2025, the Board of Directors (the “Board”) of Aviat Networks, Inc. (“Aviat” or the “Company”) approved the appointment of Mr. Scott Halliday as a director of the Board, effective immediately until the Company’s 2025 Annual Meeting of Stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal, whichever first occurs. Mr. Halliday will also serve on the Audit Committee of the Board.

From 1989-2019, Mr. Halliday worked for EY (formerly Ernst & Young) in senior and board-level positions, including Chairman of EY’s United Kingdom and Japan firms, and Director of EY Global, Americas, EMEIA and Japan boards, where he led multibillion-dollar P&L operations and thousands of employees, while directing and navigating strategic growth. He also assisted in the development of the Audit Firm Governance Code in both the UK and Japan, working closely with the UK Financial Reporting Council (FRC) and Japan Financial Services Agency (JFSA).

Mr. Halliday will receive the same indemnification and compensation as the Company’s other non-employee directors. For a full description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2024.

There are no arrangements or understandings between Mr. Halliday and any other person pursuant to which Mr. Halliday was selected as a director. Mr. Halliday has not engaged in a related party transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K during the last two fiscal years, and there are no family relationships between Mr. Halliday and any of Aviat’s executive officers or directors. The Board has determined that Mr. Halliday is independent in accordance with the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Stock Market (“Nasdaq”). The Board also determined that Mr. Halliday qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements under the applicable Nasdaq rules.

Item 7.01 Regulation FD Disclosure.

On February 3, 2025, the Company issued a press release announcing the appointment of Mr. Halliday to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Press Release, issued by Aviat Networks, Inc. on February 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

Date: February 3, 2025	By:	/s/ Michael Connaway
		Name:	Michael Connaway
		Title:	Senior Vice President and Chief Financial Officer